CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated February 11, 2008 and September 20, 2007 relating to the consolidated financial statements, which appear in Navios Maritime Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers
Athens, Greece
January 27, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-3 of our reports dated January 27, 2009 and August 13, 2007 relating to the balance sheets of Navios GP L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers
Athens, Greece
January 27, 2009